                         Century Business Services, Inc.            Exhibit 12.1
                             Computation of Ratios
                              COMPUTATION OF RATIOS
                             (DOLLARS IN THOUSANDS)
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

                                                   YEAR ENDED
                                        ---------------------------------
                                         1998          1997         1996
                                        -------       ------       ------
Net investment income                   $ 5,381        4,524        3,564

Investments                             $87,245       80,105       66,632
Cash and accrued investment income        9,501        3,994        6,702
                                        -------       ------       ------
   Total                                $96,746       84,099       73,334
                                        =======       ======       ======

Average balance                         $90,423       78,717       67,220 *

Annualized return on investments            6.0%         5.7%         5.3%*
                                        -------       ------       ------
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* Cannot be calculated, as information for 1995 is not presented herein.

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